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                                                                     EXHIBIT 2.3

                                AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER

         THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER is entered into as of March 30, 1999 (this "Amended Merger Agreement"), between THE MEN'S WEARHOUSE, INC., a Texas corporation ("TMW"), TMW COMBINATION COMPANY, a
Georgia corporation ("Combination Company"), and K&G MEN'S CENTER, INC., a Georgia corporation (the "Company").


                              W I T N E S S E T H:

         WHEREAS, TMW, Combination Company and the Company entered into an Agreement and Plan of Merger dated as of March 3, 1999 (the "Existing Merger Agreement"); and

         WHEREAS, TMW, Combination Company and the Company desire to make certain modifications to the terms of the Existing Merger Agreement to properly reflect the understanding of the parties.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, TMW, Combination Company and the Company hereby agree as follows:

         1. Section 3.1(h) of the Existing Merger Agreement shall be amended in its entirety to read as follows:

         "(h) State Takeover Statutes; Absence of Supermajority Provision. The Company has taken all action to assure that no state takeover statute or similar statute or regulation, including, without limitation Sections 14-2-1103, 14-2-1111 and 14-2-1132 of the GBCC, shall apply to the Merger or any of the other transactions contemplated hereby. The Company has also taken such other action with respect to any other anti-takeover provisions in its Bylaws or Articles of Incorporation to the extent necessary to consummate the Merger on the terms set forth in this Agreement."

         2. Section 6.3(b)(ii) of the Existing Merger Agreement shall be amended in its entirety to read as follows:

         "(ii)    [Intentionally Omitted];"

         3. Miscellaneous.

            (1) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.




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          (2) This Amended Merger Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together constitute one and the same instrument.

                         [SIGNATURES ON FOLLOWING PAGE]




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         IN WITNESS WHEREOF, TMW, Combination Company and the Company have caused this Amended Merger Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                       THE MEN'S WEARHOUSE, INC.


                                       By: /s/ GARY G. CKODRE
                                          ------------------------------------
                                       Name:   Gary G. Ckodre
                                       Title:  Vice President - Finance and
                                               Principal Financial and
                                               Accounting Officer

                                       TMW COMBINATION COMPANY


                                       By  /s/ GARY G. CKODRE
                                          ------------------------------------
                                       Name:   Gary G. Ckodre
                                       Title:  Vice President - Finance and
                                               Principal Financial and
                                               Accounting Officer


                                       K&G MEN'S CENTER, INC.


                                       By  /s/ STEPHEN H. GREENSPAN
                                          ------------------------------------
                                       Name:   Stephen H. Greenspan
                                       Title:  Chairman of the Board, President
                                               and Chief Executive Officer



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